UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 5, 2021

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2021, Green Plains Inc. (the “Company”) completed the public offering of 5,462,500 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at a public offering price of $32.00 per share (the “Common Stock Offering”). This includes the purchase of 712,500 shares of common stock by the underwriters pursuant to the full exercise of their overallotment option. The Common Stock Offering resulted in estimated net proceeds to the Company of approximately $164.9 million, after deducting underwriting discounts and commissions and the Company’s estimated offering expenses.

In connection with the Common Stock Offering, on August 5, 2021, the Company entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Jefferies LLC and BofA Securities, Inc., as representatives of the several underwriters named therein, relating to the issuance and sale of the Shares. Under the terms of the Common Stock Underwriting Agreement, the underwriters agreed to purchase the Shares from the Company at a price of $32.00 per share. The Company expects to use the net proceeds from the Common Stock Offering for growth investments to further accelerate its downstream development opportunities.

The Common Stock Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-253148), initially filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2021, and prospectus supplement and accompanying prospectus filed with the SEC.

The Common Stock Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Common Stock Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Common Stock Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Common Stock Underwriting Agreement, a copy of which is filed as Exhibit 1.1, to this report and is incorporated by reference herein. A copy of the opinion of Husch Blackwell LLP relating to the legality of the issuance and sale of Common Stock in the Common Stock Offering is attached as Exhibit 5.1 to this report.

Item 8.01. Other Events.

On August 9, 2021, the Company issued a press release announcing the closing of the sale of the Common Stock. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

1.1

Underwriting Agreement, dated August 5, 2021, related to the Common Stock. (The schedules to the Underwriting Agreement have been omitted. The Company will furnish such schedules to the SEC upon request.)

5.1	Opinion of Husch Blackwell LLP, related to the Common Stock.

23.1	Consent of Husch Blackwell LLP (included Exhibit 5.1).

99.1	Press Release, dated August 9, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2021	Green Plains Inc. By: /s/ G. Patrich Simpkins Jr. G. Patrich Simpkins Jr. Chief Financial Officer (Principal Financial Officer)